Exhibit 99.7

BENEFICIAL OWNER ELECTION FORM

$35,000,000 SHARES OF COMMON STOCK ISSUABLE

UPON EXERCISE OF SUBSCRIPTION RIGHTS

If you exercise your entire Basic Subscription Privilege, you will be entitled to exercise an Oversubscription Privilege, subject to the limitations described in the Company’s Prospectus Supplement, dated November 23, 2011, to the Prospectus, dated January 26, 2011 (together, the “Prospectus”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Prospectus.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON, INC., THE COMPANY’S INFORMATION AGENT.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Rights Offering of Taylor Capital Group, Inc. (the “Company”).

You are hereby instructed, on the undersigned’s behalf, to exercise the Subscription Rights to purchase the Company’s Shares distributed with respect to the Company’s Eligible Securities1 held by you on the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Taylor Capital Group, Inc., Subscription Rights Certificates.”

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. IF YOU DO NOT WISH TO EXERCISE YOUR SUBSCRIPTION RIGHTS PLEASE DISREGARD THIS MAILING.

1 “Eligible Securities” as used herein means the Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred, and the Participating Warrants of the Company. Not all warrants issued by the Company are necessarily Participating Warrants that entitle their holders to receive Subscription Rights in the Rights Offering. Only those warrants issued by the Company on September 29, 2008, May 28, 2010, and October 21, 2010 are Participating Warrants.

SECTION 1: EXERCISE AND SUBSCRIPTION

EXERCISE: The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for Shares as indicated below, on the terms and subject to the conditions specified in the Prospectus.

ITEM A. Basic Subscription Privilege:

I subscribe for		Subscription Rights x	0.1671	=
	(Number of Subscription Rights)		(Ratio)		(Total Shares)

Therefore, I subscribe for:

x	$ 7.91 =	$
(Total Shares)	(Subscription Price)	(Total)
ITEM B. Oversubscription Privilege:
If you exercise your entire Basic Subscription Privilege and wish to subscribe for additional Shares up to the total number of unsubscribed Shares, you may exercise your Oversubscription Privilege.

I apply for		Shares x $ 7.91		=	$
(Additional Shares)		(Subscription Price)			(Total)
ITEM C. Total Amount Enclosed:

Total amount enclosed (sum of Item A and Item B) = $

SECTION 2:  PAYMENT

ITEM A. Full payment of the Shares subscribed for must be made in full in U.S. currency, in immediately available funds. Please indicate below how you wish to pay for your subscription.
☐	Payment in the amount of $ (the total Subscription Amount) by check or money order is enclosed.
☐	Please deduct payment from the following account as follows:
Type of Account:
Account Number:
Amount to Be Deducted: $ (the total Subscription Amount)

SECTION 3:  SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby exercise such Subscription Rights for the number of Shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)

Print Name	Print Name

Telephone Number	Telephone Number

Date	Date

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